EXHIBIT 4.3
                      SECOND AMENDMENT TO CREDIT AGREEMENT

        This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment") is dated as of March 20, 1996, among WEATHERFORD ENTERRA, INC., a Delaware corporation (the "COMPANY"), WEATHERFORD ENTERRA U.S., INC., a Delaware corporation, now known as WEATHERFORD U.S., INC. ("WUSI"), WEATHERFORD/LAMB, INC., a Delaware corporation ("WLI"), WEATHERFORD ENTERRA U.S., LIMITED PARTNERSHIP, a Louisiana limited partnership ("W/E, L.P."), the several financial institutions party to this Second Amendment (collectively, the "BANKS"; individually, a "Bank"), BANK OF AMERICA ILLINOIS, as the documentation agent for the Banks (the "DOCUMENTATION AGENT"), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as the administrative agent for the Banks (the "ADMINISTRATIVE AGENT"; together with the Documentation Agent, the "Agents"), CREDIT LYONNAIS NEW YORK BRANCH, as the senior co-agent and ABN AMRO BANK, N.V., BANK OF MONTREAL, FIRST INTERSTATE BANK OF TEXAS, N.A. and ARAB BANKING CORPORATION (B.S.C.), as the co-agents. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement referred to below shall have the meanings ascribed to them in the Credit Agreement.

        WHEREAS, the Company, the Banks, the Agents and the Co-Agents are parties to a certain Credit Agreement dated as of October 5, 1995, as amended by First Amendment dated as of December 29, 1995 (as the same may be further amended, modified or supplemented and in effect from time to time, the "CREDIT AGREEMENT"); and

        WHEREAS, the Company has advised the Agents and the Banks that it intends to issue 10 year senior notes in the principal amount of $200,000,000, and in order to accommodate the issuance of said notes the Company has requested that the Agents and the Banks agree to amend the Credit Agreement to release the Guarantors and to modify the Credit Agreement so that the Company will be the only Revolving Loan Borrower; and

        WHEREAS, subject to the terms hereof the Agents and the Banks are willing to agree to the Company's requested modifications;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agrees as follows:

        SECTION 1.  AMENDMENTS TO THE CREDIT AGREEMENT.

               (a)    AMENDMENTS TO ARTICLE I.

                           (i) The definition of "Revolving Loan Borrowers" set
               forth in ARTICLE I of the Credit Agreement is hereby amended to read as follows:

                      "REVOLVING LOAN BORROWER" means the Company.

                          (ii) The definition of "Subsidiary Borrowers" is
               hereby deleted.

                         (iii) The definitions of "Guarantors" and "Guaranty
               Agreements" are hereby deleted.

               (b) AMENDMENT TO ARTICLE II. SECTION 2.07 is hereby amended by re-designating SUBSECTIONS 2.07(C), (D) and (E) as SUBSECTIONS 2.07(D),
        (E) and (F), and by adding a new SUBSECTION 2.07(C) to read as follows:

                      "(c) In the event the Company issues notes or other debt
               instruments, or incurs other indebtedness for money borrowed (other than the Loans), in a principal amount which, when combined with the principal amount of all other indebtedness of the Company for money borrowed then outstanding (excluding the Loans), exceeds $10,000,000, the net proceeds of such issuance or other borrowing shall be used to prepay the Revolving Loans and/or the Term Loans. Such prepayment shall be made at the time such proceeds are received by the Company."

               (c) AMENDMENT TO ARTICLE VI. ARTICLE VI is hereby amended by deleting SECTION 6.13 in its entirety.

               (d) AMENDMENT TO ARTICLE VII. ARTICLE VII of the Credit Agreement is hereby amended by amending SECTION 7.13 to read as follows:

                      "7.13 SUBSIDIARY INDEBTEDNESS. The Company shall not
               permit any Subsidiary to create, incur or suffer to exist any Indebtedness or Contingent Obligations, except (i) Indebtedness owed to the Company or to another wholly-owned Subsidiary of the Company, (ii) Indebtedness in place as of the Closing Date, as identified on SCHEDULE 7.13 of this Agreement, and all renewals and extensions thereof, and refinancings thereof with a new lender, but not increases thereof, and (iii) other Indebtedness and Contingent Obligations in an aggregate amount for all Subsidiaries not in excess of five percent (5%) of the Net Worth of the Company and its Consolidated Subsidiaries, determined as of the last day of the period covered by the most recent financial statements delivered pursuant to SECTION 6.01.

        SECTION 2. AMENDMENT TO ARTICLE 8. SECTION 8.01 of the Credit Agreement is hereby amended by deleting SUBSECTION (L) thereof.

        SECTION 3. SUBSIDIARY BORROWERS ELIMINATED. The parties agree that the sole Revolving Loan Borrower shall be the Company, and from and after the Effective Date WUSI, WLI and W/E, L.P. shall not be Revolving Loan Borrowers and shall not be parties to the Credit Agreement. All of the references in the Credit Agreement and other Loan Documents to "Revolving Loan Borrowers" shall be deemed references to the Revolving Loan Borrower. The parties acknowledge and agree that there are no outstanding Revolving Loans to WUSI, WLI or W/E, L.P.

        SECTION 4.    RELEASE OF GUARANTIES.

               (a) The Agents and the Banks do hereby release each of WUSI, WLI, W/E, L.P., Enterra Compression Company, Enterra Petroleum Equipment Group, Inc., CRC-Evans Pipeline International, Inc., Total Engineering Services Team, Inc. and CRC-Evans Automatic Welding Limited from all obligations pursuant to the Guaranties signed by each of them.

               (b) The Agents, the Banks and the Company agree that the Guaranty executed by the Company is hereby terminated; provided, however, that such termination shall not in any way impair, diminish or otherwise affect (i) the Company's obligation under such Guaranty for guaranteed Obligations incurred prior to, or arising from circumstances existing as of, the Effective Date or (ii) the Company's obligations under the Credit Agreement and all other Loan Documents.

        SECTION 5. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agents and to each of the Banks that:

               (a) This Second Amendment and the Credit Agreement as amended hereby, has been duly authorized, executed and delivered by the Company and constitute its legal, valid and binding obligations enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity).

               (b) The representations and warranties set forth in ARTICLE V of the Credit Agreement are true and correct in all material respects before and after giving effect to this Second Amendment with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly related to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

               (c) As of the date hereof, at the time of and immediately after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing.

        SECTION 6. EFFECTIVE DATE. This Second Amendment shall be effective on the date (the "Effective Date") of delivery to the Administrative Agent of this Second Amendment, signed by the Company, the Subsidiaries who are named as parties hereto, the Agents, the co-agents and each of the Banks.

        SECTION 7. EFFECT OF AMENDMENT. This Second Amendment (i) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or of any of the instruments or agreements referred to therein and (ii) shall not prejudice any right or rights which the Administrative Agent or the Banks may now have under or in connection with the Credit Agreement, as amended by this Second Amendment. Except as otherwise expressly provided by this Second Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Second Amendment and such Credit Agreement shall be read and construed as one instrument.

        SECTION 8. MISCELLANEOUS. This Second Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York. The captions in this Second Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This Second Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Second Amendment, it shall not be necessary to produce or account for more than one such counterpart.

                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

        NO ORAL AGREEMENTS. THE CREDIT AGREEMENT (AS AMENDED BY THIS SECOND AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

                                          WEATHERFORD ENTERRA, INC.

                                          By:/s/
                                             -----------------------------------
                                               Norman  W. Nolen
                                               Senior Vice President, Chief
                                               Financial Officer and Treasurer

                                          WEATHERFORD U.S., INC., formerly known
                                          as Weatherford Enterra U.S., Inc.

                                          By:/s/
                                             -----------------------------------
                                               Norman W. Nolen
                                               Senior Vice President and
                                               Treasurer

                                          WEATHERFORD/LAMB, INC.

                                          By:/s/
                                             -----------------------------------
                                               Norman W. Nolen
                                               Senior Vice President and
                                               Treasurer

                                          WEATHERFORD ENTERRA U.S., LIMITED
                                          PARTNERSHIP

                                          By:/s/
                                             -----------------------------------
                                               Norman W. Nolen
                                               Senior Vice President and
                                               Treasurer

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                                          BANK OF AMERICA ILLINOIS,
                                          as Documentation Agent and as a
                                          Bank

                                          By:/s/
                                             -----------------------------------
                                               Name:
                                               Title:

                                          TEXAS COMMERCE BANK
                                          NATIONAL ASSOCIATION,
                                          as Administrative Agent and as a Bank

                                          By:/s/
                                             -----------------------------------
                                               Name: Mona M. Foch
                                               Title: Vice President

                                          CREDIT LYONNAIS NEW YORK
                                          BRANCH, as Senior Co-Agent and as
                                          a Bank

                                          By:/s/
                                             -----------------------------------
                                               Name:
                                               Title:

                                          ABN AMRO BANK N.V.,
                                          as Co-Agent and as a Bank

                                          By:/s/
                                             -----------------------------------
                                               Name:
                                               Title:

                                          By:/s/
                                             -----------------------------------
                                               Name:
                                               Title:

                                          BANK OF MONTREAL, as
                                          Co-Agent and as a Bank

                                          By:/s/
                                             -----------------------------------
                                                 Name:
                                                 Title:

                                          FIRST INTERSTATE BANK OF
                                          TEXAS, N.A., as Co-Agent and as a
                                          Bank

                                          By:/s/
                                             -----------------------------------
                                                 Name:
                                                 Title:

                                          ARAB BANKING CORPORATION
                                          (B.S.C.), as Co-Agent and as a Bank

                                          By:/s/
                                             -----------------------------------
                                                 Name:
                                                 Title:

                                          THE BANK OF NEW YORK

                                          By:/s/
                                             -----------------------------------
                                                 Name:
                                                 Title:

                                          THE BANK OF NOVA SCOTIA

                                          By:/s/
                                             -----------------------------------
                                                 Name:
                                                 Title:

                                          FIRST NATIONAL BANK OF
                                          COMMERCE

                                          By:/s/
                                             -----------------------------------
                                                 Name:
                                                 Title:

                                          THE FUJI BANK, LIMITED

                                          By:/s/
                                             -----------------------------------
                                                 Name:
                                                 Title:

                                          THE MITSUBISHI BANK, LIMITED

                                          By:/s/
                                             -----------------------------------
                                                 Name:
                                                 Title:

                                          NATIONSBANK OF TEXAS, N.A.

                                          By:/s/
                                             -----------------------------------
                                                 Name:
                                                 Title:

                                          THE YASUDA TRUST AND
                                          BANKING COMPANY, LIMITED

                                          By:/s/
                                             -----------------------------------
                                                 Name:
                                                 Title:

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